UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2014 (November 28, 2014)

AXION INTERNATIONAL HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

4005 All American Way, Zanesville, Ohio	43701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 452-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company is furnishing a letter made available to its shareholders on November 28, 2014 (the “Letter to Shareholders”). The text of the Letter to Shareholders is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. This disclosure of the Letter to Shareholders on this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Letter to Shareholders or its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The Letter to Shareholders is available on the Company's website at: http://ir.stockpr.com/axionintl/overview/. The Company reserves the right to discontinue that availability at any time.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1	Letter to Shareholders made available to shareholders on November 28, 2014.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 28, 2014	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Letter to Shareholders made available to shareholders on November 28, 2014.